Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-229026) on Form S-4 and Form S-1 of HS Spinco, Inc. of our report dated September 14, 2018, relating to the consolidated financial statements of Direct Vet Marketing, Inc. and Subsidiaries (d/b/a Vets First Choice), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, MA

January 15, 2019